EXHIBIT 10.1
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 7 day of January, 2002 (the "Effective Date"), between EVOLVE ONE, INC., a Delaware corporation, whose principal place of business is 6413 Congress Avenue, Suite 240, Boca Raton, FL 33487 (the "Company") and GARY
J. SCHULTHEIS, an individual whose mailing address is 6413 Congress Avenue, Suite 240, Boca Raton, FL 33487 (the "Executive").

                                    RECITALS

     A. The Company is a Delaware corporation and is principally engaged in the business of developing and operating Internet and direct retail marketing companies and computer services providers on the Internet (the "Business").

     B. The Company has established a valuable reputation and goodwill in the Business.

     C. The Company desires to continue to employ the Executive and the Executive desires to be employed by the Company and to enter into a formal employment agreement for the benefit and protection of all of the parties.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

     1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

     2. Employment. The Company hereby employs the Executive as the Company's PRESIDENT, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

     3. Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as PRESIDENT of the Company, and shall have general supervision over the affairs of the Company, subsidiaries and divisions, subject to the guidelines and direction of the Board of Directors of the Company. It is further the intention of the parties that at all times during the "Term" (as hereinafter defined) of the Agreement, the Executive shall serve as a member of the Board of Directors of the Company in accordance with the Bylaws of the Company, but Executive shall have no obligation, in its discretion, to serve as a director in order to fulfill the terms of this Agreement. In the event the Executive shall at any time not be on the Board of Directors of the Company and serving in the capacity above indicated, it shall be presumed that the Executive has been terminated Other than for Cause (as hereinafter defined) and Executive shall have all of the rights specified in Section 6.h. of this Agreement just as if the Executive had been terminated "Other than for Cause.

     4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate eight (8) years from the Effective Date, and such term shall automatically be extended for successive one (1) year terms thereafter unless (1) the parties mutually agree in writing to alter or amend the terms of the Agreement; or (2) one or both of the parties exercises their right, pursuant to Section 6 herein, to terminate this employment relationship. For purposes of this Agreement, the Term (the "Term") shall include the initial term and all renewals thereof.

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     5.  Compensation and Benefits.

          (a) Salary.

               (1) The Executive shall be paid a base salary (the "Base Salary"), payable bi-weekly, at an annual rate of no less than One Hundred Fifty Thousand Dollars ($150,000.00) for the first year, with annual incremental increases of ten (10%) percent per year on each anniversary of the effective date of this Agreement.

               (2) In the event the Executive shall at any time not be on the Board of Directors of the Company and serving in the capacities above indicated, it shall be presumed that the Executive has been terminated Other than for Cause (as hereinafter defined) and Executive shall have all of the rights specified in Section 6.h. of this Agreement just as if the Executive had been terminated "Other than for Cause.

          (b) Stock Options. As of the Effective Date, and at each anniversary date hereof through January 7, 2009, (but not January 7, 2010 unless this Agreement shall be renewed for an additional period), the Company shall grant to the Executive options ("Options") to purchase 1,000,000 shares ("Shares") of restricted common stock (the "Common Stock") of the Company (or the aggregate of 8,000,000 shares), which exercise price, exercise period and other provisions are as follows:

               (1) The exercise price of the Options, as it relates to each annually granted Option, shall be the average of the closing prices of the Company's Common Stock for the five trading days preceding the anniversary date less fifteen (15%) percent.

               (2) The term of each annual Option shall be five years from the date of each grant.

               (3) At the request of the Executive, the Company agrees to register these shares of Common Stock underlying the Options on Form S-8 or other suitable registration form of the Securities and Exchange Commission.

               (4) In the event the Executive shall, at any time, not be on the Board of Directors of the Company and serving in the capacities indicated, it shall be presumed that the Executive has been terminated Other than for Cause (as hereinafter defined) and Executive shall have all the rights specified in Section 6.h. of this Agreement just as if the Executive had been terminated "Other than for Cause".

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          (c) Offices. The Company shall provide suitable offices and facilities to the Executive either at or off the premises of the Company to enable the Executive to fulfill his responsibilities under this Agreement.

          (d) Executive Benefits. The Executive shall be entitled to participate in all benefit programs of the Company currently existing or hereafter made available to executives and/or other salaried employees, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, disability and salary continuation, vacation and holidays, cellular telephone and all related costs and expenses, long-term disability, and other fringe benefits.

          (e) Vacation. During each fiscal year of the Company, the Executive shall be entitled to reasonable vacation time and to utilize such vacation as the Executive shall determine; provided however, that the Executive shall evidence reasonable judgment with regard to appropriate vacation scheduling. Notwithstanding the foregoing, employee shall be entitled to four (4) weeks vacation per year, with unused vacation accruing to the following year.

          (f) Unaccountable Expense Allowance. The Executive shall be entitled to receive an annual unaccountable expense allowance of $10,000 per year payable on each anniversary date of this Agreement.

          (g) Business Expense Reimbursement. During the term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefor.

          (h) Tail or Run-off Coverage. Following any change of control of the Company or other termination of this Agreement, the Company will acquire tail or run-off insurance for a three-year period for the benefit of the Executive in the same amount as is currently in effect. At such time, such insurance shall be prepaid for a three-year term.

     6.  Consequences of Termination of Employment.

          (a) Death. In the event of the death of the Executive during the Term, salary shall be paid to the Executive's designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive for a period of two years from and after the date of death. In addition, the Options not previously granted to the Executive for any succeeding annual periods shall accelerate, and Options to purchase an aggregate of 8,000,000 shares of the Common Stock of the Company shall be deemed fully vested. The exercise price for those Options that have not previously been granted shall be at an exercise price equal to the average of the closing prices of the Company's Common Stock for the five trading days preceding the date of death less fifteen (15%) percent. The term of such accelerated Options shall also be for a five-year period.

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          (b) Disability.

               (1) In the event of the Executive's disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company's disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive's salary for a period, at the annual rate in effect immediately prior to the commencement of disability, of not less than two years from the date on which the disability has been deemed to occur as hereinafter provided below. Any amounts provided for in this
          Section 6(b) shall not be offset by other long-term disability benefits provided to the Executive by the Company. In addition, the Options not previously granted to the Executive for any succeeding annual periods shall accelerate and Options to purchase an aggregate of 8,000,000 shares of the Common Stock of the Company shall be deemed fully vested. The exercise price for those Options that have not previously been granted shall be at an exercise price equal to the average of the closing prices of the Company's Common Stock for the five trading days preceding the date of disability as hereinafter defined less fifteen (15%) percent. The term of such accelerated Options shall also be for a five-year period.

               (2) "Disability," for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident, to perform the Executive's duties under this Agreement for an aggregate of 180 days in any twelve-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to disability shall be deemed to have occurred upon the first day of the month following the determination of disability as defined in the preceding sentence.

               Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

          (c) Termination by the Company for Cause.

               (1) Nothing herein shall prevent the Company from terminating Employment for "Cause," as hereinafter defined. The Executive shall continue to receive salary only for the period ending twenty (20) days after the date of such termination plus any accrued Bonus through such date of termination. Any rights and benefits the Executive may have in respect of any other compensation shall be determined in accordance with the terms of such other compensation arrangements or such plans or programs.

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               (2)  "Cause"  shall  mean and  include  those  actions  or events specified below in subsections (A) through (E) to the extent the same occur, or the events constituting the same take place, subsequent to
          the  date  of  execution  of  this   Agreement:   (A)   Committing  or
          participating in an injurious act of, gross neglect or embezzlement against the Company; (B) committing or participating in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof; or (E) any assignment of this Agreement by the Executive in violation of Section 14 of this Agreement. No actions, events or circumstances occurring or taking place at any time prior to the date of this Agreement shall in any event constitute or provide any basis for any termination of this
          Agreement  for  Cause.  Any  other   termination  shall  be  deemed  a
          termination "Other than for Cause."

               (3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a notice of termination stating that the Executive committed one of the types of conduct set forth in this Section 6(c) contained in this Agreement and specifying the particulars thereof and the Executive shall be given a forty-five (45) day period to cure such conduct, if possible. The Executive shall be entitled to receive his entire compensation during such notice period or during the pendency of any litigation relating to this Agreement and any termination hereunder.

          (d) Termination by the Company Other than for Cause.

               (1) The foregoing notwithstanding, the Company may terminate the Executive's employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on Cause, as provided in Section 6(c) above, the Company may terminate this Agreement upon giving three (3) months' prior written notice. During such three (3) month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement. The Executive will receive, at the Executive's option, either (A) a lump sum equal to the "Compensation and Benefits," as hereinafter defined, for the remaining balance of the Term of this Agreement, at the then current rate, reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (B) for the remaining balance of the Term of this Agreement from and after the date of any such termination, the Company shall on the last day of each calendar month pay to the Executive such "Compensation and Benefits," which shall be an amount equal to (Y) One Hundred percent (100%) of the Executive's compensation and benefits set forth in
          Section 5, which shall specifically include the Base Salary and Executive Benefits (the "Compensation and Benefits"), on the date of any such termination, divided by (Z) twelve (12); provided, however,

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          that if (A) there is a decrease in the  Executive's  Compensation  and
          Benefits of more than five (5%) percent prior to termination for any reason Other than for Cause, and (B) the Executive is terminated without cause, the Compensation and Benefits shall be as existed immediately prior to such a decrease. The Executive will be entitled to continued Compensation and Benefits coverage and credits as provided in Section 5 or to reimbursement for the cost of providing the Executive with comparable benefit coverage during the term in which the Executive is receiving payments from the Company after termination pursuant to Section 6(d). Such benefit coverage will be offset by comparable coverage provided to the Executive in connection with subsequent employment.

               (2) In the event that the Executive's employment with the Company is terminated pursuant to this Section 6(d), Section 6(f) or Section 6(g), then Section 7(a) of this Agreement and all references thereto shall be inapplicable as to the Executive and the Company.

          (e) Voluntary Termination. In the event the Executive terminates the Executive's employment on the Executive's own volition (except as provided in Section 6(f) and/or Section 6(g)) prior to the expiration of the Term of this Agreement, including any renewals thereof, such termination shall constitute a voluntary termination and in such event the Executive shall be limited to the same rights and benefits as provided in connection with a termination for Cause as provided in Section 6(c).

          (f) Constructive Termination of Employment. If the Executive so elects, a termination by the Company without Cause under Section 6(d) shall be deemed to have occurred upon the occurrence of one or more of the following events without the express written consent of the Executive:

               (1)  a  significant   change  in  the  nature  or  scope  of  the
          authorities, powers, functions, duties or responsibilities attached to Executive's position as described in Section 3; or

               (2) a change in Executive's principal office to a location outside the Palm Beach-Stuart-Broward-Dade County, Florida area; or

               (3) any reduction in the Executive's salary or any change in the method of calculating Executive's Bonus Compensation hereunder; or

               (4) a material breach of the Agreement by the Company; or

               (5) a material reduction of the Executive's benefits under any employee benefit plan, program or arrangement (for Executive individually or as part of a group) of the Company as then in effect or as in effect on the effective date of the Agreement, which reduction shall not be effectuated for similarly situated employees of the Company; or

               (6) failure by a successor company to assume the obligations under the Agreement.

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               Anything  herein to the contrary  notwithstanding,  the Executive shall give written notice to the Board of Directors of the Company that the Executive believes an event has occurred which would result in a Constructive Termination of the Executive's employment under this
          Section 6(f), which written notice shall specify the particular act or acts, on the basis of which the Executive intends to so terminate the Executive's employment, and the Company shall then be given the opportunity, within fifteen (15) days of its receipt of such notice to cure said event, provided, however, there shall be no time period permitted to cure a second or subsequent occurrence under this Section 6(f) (whether such second occurrence be of the same or a different event specified in subsections (1) through (6) above).

          (g) Termination Following a Change of Control.

               (1) In the event that a "Change in Control" or an "Attempted Change in Control" as hereinafter defined, of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive's employment under this Agreement upon thirty (30) days written notice given at any time within one year after the occurrence of such event, and such termination of the Executive's employment with the Company pursuant to this Section 6(g)(1), and, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(h) of this Agreement.

               (2) For purposes of this Agreement, a "Change in Control" of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

                    (A) any "person", other than the Executive, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then having the right to vote at elections of directors; or,

                    (B) the individuals who at the commencement date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the commencement of the Agreement; or

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                    (C)  there  is a  failure  to  elect  three or more (or such number of directors as would constitute a majority of the Board of Directors) candidates nominated by management of the Company to the Board of Directors; or

                    (D) the  business of the  Company for which the  Executive's services are principally performed is disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary of the Company) or otherwise.

               Anything herein to the contrary notwithstanding, this Section 6(g)(2) will not apply where the Executive gives the Executive's explicit written waiver stating that for the purposes of this Section 6(g)(2) a Change in Control shall not be deemed to have occurred. The Executive's participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

               An "Attempted Change in Control" shall be deemed to have occurred if any substantial attempt, accompanied by significant work efforts and expenditures of money, is made to accomplish a Change in Control, as described in subparagraphs (A), (B), (C) or (D) above whether or not such attempt is made with the approval of a majority of the then current members of the Board of Directors.

               (3) In the event that, within twelve (12) months of any Change in Control of the Company or any Attempted Change in Control of the Company, the Company terminates the employment of the Executive under this Agreement, for any reason other than for Cause as defined in
          Section 6(c), or the Executive's employment is constructively terminated as defined in Section 6(f), then, in any such event, such termination shall be deemed to be a Termination by the Company Other than for Cause and the Executive shall be entitled to such Compensation and Benefits as set forth in Subsection 6(d) of this Agreement.

          (h) Compensation and Benefits Upon Termination of Executive Employment. In the event of any termination of Executive's employment Other than for Cause, or any termination of Executive's employment pursuant to Sections 6(d), 6(f) or 6(g), on the effective date of any such termination, the Executive shall be entitled to receive the following:

               (1) All life, disability and health insurance benefits to which he was entitled to continue to receive thirty (30) days prior to the Effective Date of the Settlement Agreement, for a period of two (2) years following the effective date of such termination; provided that in the Executive's sole discretion, the Executive may receive the cash equivalent of all or any part of such life, disability and/or health insurance benefits from the Company in lieu of receiving such benefits; plus

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               (2) Base Compensation equal to the Executive's annual Base Salary immediately prior to the effective date of termination shall be paid for the balance of the Term. All Base Compensation shall be payable to the Executive by-weekly; provided that in the event that the Executive is entitled to receive the Base Compensation as a result of a Change in Control, at the Executive's option, the Executive may receive either (i) a lump sum equal to the Base Compensation due to the Executive pursuant to Section 6(h) reduced to present value, as set forth in Section 280G of the Internal Revenue Code or (ii) bi-weekly.

               (3) The Options for the purchase of 8,000,000 shares of Common Stock shall be accelerated and fully vested as provided in Section 6(a) and (b) hereof.

     7.  Covenant Not to Compete and Non-Disclosure of Information.

                  a. Covenant Not to Compete. The Executive acknowledges and recognizes the highly competitive nature of the Company's business and the goodwill, continued patronage, and specifically the names and addresses of the Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement, in the event the Executive's employment is terminated by reason of disability pursuant to
Section 6(b) or for Cause pursuant to Section 6(c), then the Executive agrees to the following:

                         i. That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Competitive Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

                        ii. That during the Restricted Period and within the Restricted Area, the Executive will not, directly or indirectly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

                  b. Non-Disclosure of Information. In the event Executive's employment has been terminated pursuant to either Section 6(b) or Section 6(c) hereof, Executive agrees that, during the Restricted Period, Executive will not knowingly use or disclose any Proprietary Information of the Company for the Executive's own purposes or for the benefit of any entity engaged in Competitive Business Activities. As used herein, the term "Proprietary Information" shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can

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be considered  Proprietary  Information  unless the same is a unique  process or method material to the conduct of Company's Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated pursuant to Sections 6(b) or 6(c) above, all Documents in his possession at the time of his termination shall be returned to the Company at the Company's principal place of business.

                  c. Documents. "Documents" shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term "Documents" shall also mean identical copies of original documents or non-identical copies thereof.

                  d.  Company's  Clients.   The  "Company's  Clients"  shall  be
deemed to be any partnerships, corporations, professional associations or other business organizations for whom the Company has performed Business Activities.

                  e. Restrictive Period. The "Restrictive Period" shall be deemed to be twelve (12) months following termination of the Executive's employment with the Company as described Section 6(b) or 6(c) of this Agreement.

                  f. Restricted Area. The "Restricted Area" shall, if this Agreement has been terminated pursuant to Section 6(b) or 6(c), be the States of Florida.

                  g. Competitive Business Activities. The term "Competitive Business Activities" as used herein shall be deemed to mean the Business.

                  h. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Sections 7(a) and (b) are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

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

                  i. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Sections 7(a) and (b) shall survive the termination of this Agreement and the Executive's employment with the Company.

                  j.  Remedies.

                         i. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Section 7(a) or (b) herein would be inadequate and a breach thereof will cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of
     Section 7(a) or (b), the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, all rights of the Executive to payment or otherwise under this Agreement and all amounts then or thereafter due to the Executive from the Company under this Agreement may be terminated and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

                         ii. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Proprietary Information would not be an adequate remedy upon breach or threatened breach of Section 7(a) or (b) and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.

     8. Indemnification. The Executive shall continue to be covered by the Articles of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive's employment with the Company, subject to all the provisions of Florida, Delaware and Federal law and the Certificate of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys' fees, that may be covered by the Certificate of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company's Certificate of Incorporation and Florida law. To the extent that any such payments by the Company pursuant to the Company's Certificate of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company's Certificate of Incorporation or Bylaws, or pursuant to Florida, Delaware or Federal law, such repayment shall be due and payable by the Executive to the Company within three (3) months after the termination of all proceedings, if any, which relate to such repayment and to the Company's affairs for the period prior to the date of termination of the Executive's employment with the Company and as to which Executive has been covered by such applicable provisions.

     9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive's estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

     10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive's last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

     11. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Employment Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

     13. Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

     14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

     15. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed under and in accordance with the laws of the State of Florida except where the General Corporation Law of the State of Delaware would specifically apply. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive's business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

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

     16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

     17. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

     19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

     20. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

     21. Venue. Company and Executive acknowledge and agree that the U.S. District for the Southern District of Florida, or if such court lacks jurisdiction, the 15th Judicial Circuit (or its successor) in and for Palm Beach County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

     22. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

                                        THE COMPANY

                                        EVOLVE ONE, INC.

                                        By: __________________________
                                            Gary Schultheis, President

                                        THE EXECUTIVE

                                        --------------------------
                                        GARY J. SCHULTHEIS

                                        DIRECTOR

                                        --------------------------
                                        MARTIN P SCOTT


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